Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 7, 2023, with respect to the consolidated financial statements included in the Annual Report of Fathom Digital Manufacturing Corporation on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statement of Fathom Digital Manufacturing Corporation on Form S-8 (File No. 333-264285).

/s/ GRANT THORNTON LLP

Milwaukee, Wisconsin

April 7, 2023

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